Exhibit 99.1

Lefteris Acquisition Corporation Announces Liquidation

Boston, MA – Lefteris Acquisition Corporation. (“Lefteris”) (Nasdaq: LFTR, LFTRU and LFTRW), announced today that, due to its anticipated inability to consummate an initial business combination within the time period required by its Second Amended and Restated Certificate of Incorporation, Lefteris intends to dissolve and liquidate in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.06.

“As responsible stewards of shareholder capital, we felt the best course of action given market turmoil was to explore possible combinations with many potential partners, but to proceed only where we had a high degree of confidence that they would grow in value once public,” stated Jon Isaacson, Chief Executive Officer and Chief Financial Officer of Lefteris.  “Since this standard could not be met, we are ceasing our efforts and disbursing the funds back to the shareholders.”

Lefteris’ Vice Chairman and former Chief Executive Officer Karl Roessner added, “We were tireless in our efforts to unlock shareholder value as we identified hundreds of potential business combination partners and participated in over one hundred meetings regarding potential transactions. Ultimately, however, we were unable to reach an agreement where we felt confident that there would be shareholder appreciation. Therefore, we remained disciplined and are returning the capital held in the trust account.”

“We believe the SPAC vehicle can be an effective approach to capital raising for certain growing companies,” said Mark Casady, Executive Chairman of Lefteris.  “However, in light of the current conditions, we are taking the route that returns value in a market that values cash.”

As of the close of business on October 24, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after October 23, 2022.

The Company’s initial stockholders have waived their redemption rights with respect to its outstanding common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Lefteris Acquisition Corporation

Lefteris is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

Contact
Jon Isaacson
Chief Executive Officer, Chief Financial Officer and Chief Corporate Development Officer
jon@lefteris.company